                                                                    EXHIBIT 99.2

QUARTERLY
OPERATING
SUPPLEMENT
================================================================================
                                                                  MARCH 31, 2003


                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                   [FSA LOGO]

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                         QUARTERLY OPERATING SUPPLEMENT

                               FIRST QUARTER 2003


                                TABLE OF CONTENTS

Highlights..........................................................................Page 1

Review of Operations................................................................Page 2

Condensed Consolidated Statements of Operations and
   Comprehensive Income.............................................................Page 7

Condensed Consolidated Balance Sheets...............................................Page 8

Expense Analysis....................................................................Page 9

Effect of Insured Bond Refundings..................................................Page 10

Annual Financial and Statistical Data..............................................Page 11

Statutory Analytics and Investment Portfolio.......................................Page 12

Municipal New-Issue Market Data....................................................Page 13

Gross Par Value and Present Value Originated by FSA................................Page 14

Insured Portfolio Profile..........................................................Page 15

25 Largest Municipal Exposures.....................................................Page 16

25 Largest Asset-Backed Exposures..................................................Page 17

Asset-Backed Debt Service and Premiums.............................................Page 18

Municipal Debt Service and Premiums................................................Page 19

Asset-Backed Net Debt Service and Premiums
   Amortizations and Ending Balances...............................................Page 20

Municipal Net Debt Service and Premiums
   Amortizations and Ending Balances...............................................Page 21

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA's financial strength is rated Triple-A by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). The Company is a member of the Dexia group, a leading European banking group with three major business lines: public and project finance; retail banking; and private banking, asset management and investment fund administration.

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                   HIGHLIGHTS

     FINANCIAL KEY LINES                                                    1ST. QTR.     YEAR-TO-DATE      FULL YEAR
                                                                              2003            2003             2002
Net Income (Millions)                                                      $     65.8      $   181.1        $   181.1
Stockholders' Equity (Millions)                                            $  1,936.6      $ 1,936.6        $ 1,868.4
Return on Average Equity                                                         13.9%          13.9%            10.3%
GAAP:
  Loss Ratio(1)                                                                   7.9%           7.9%            20.8%
  Expense Ratio(1)                                                               32.3%          32.3%            31.9%
  Combined Ratio(1)                                                              40.2%          40.2%            52.7%
Effective Tax Rates:
Net Investment Income                                                             9.3%           9.3%            10.4%
Underwriting and Other Income (Loss)                                             30.8%          30.8%            29.3%
Total Income                                                                     21.4%          21.4%            17.1%

                                                                            1ST QTR.      YEAR-TO-DATE      FULL YEAR
                                                                              2003            2003             2002
Net Income Analysis (Millions)
Net Income                                                                 $     65.8      $     65.8      $    181.1
Less Mark-to-Market of Pooled CDS(2)                                              1.0             1.0           (34.1)
                                                                           ----------      ----------      ----------
Operating Earnings(3)                                                            64.8            64.8           215.2
Noteworthy Items Included in Operating Earnings:
Refundings, Calls or Other Accelerations(4)                                       2.1             2.1            15.4
Realized Capital Gains(5)                                                         0.7             0.7            21.2
Equity Based Compensation(5)                                                     (5.9)           (5.9)          (24.2)
General Reserve Strengthening(5)                                                                                (29.3)
Termination of Single-Name Credit Default Swap
 Program(5)                                                                                                     (28.3)

     ADJUSTED BOOK VALUE                                                                    MARCH 31,     DECEMBER 31,
                                                                                              2003           2002
Components of Adjusted Book Value (in millions):
Book Value(6)                                                                              $  1,936.6      $  1,868.4
After-Tax Value of:

  Net Deferred Premium Revenue, Net of DAC                                                      409.4           407.6
  Present Value of Future Installment Premiums and     Net Interest Margin                      419.3           411.3
                                                                                           ----------      ----------
Adjusted Book Value                                                                        $  2,765.3      $  2,687.3

1)   Relates solely to FSA.
2) This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.
3) This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002.
4)   Net of deferred acquisition cost amortization
5) Excluded from operating earnings under the definition used prior to the fourth quarter of 2002.
6) Includes the effect of unrealized gains in the investment portfolio, which was $137.1 million at March 31, 2003 and $134.7 million at December 31, 2002.

                                        1
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                    FSA FIRST QUARTER 2003 FINANCIAL RESULTS

                                   NET INCOME
                      $66 MILLION IN Q1 03 (+22% VS. Q1 02)

                          ORIGINATIONS (PRESENT VALUE)
                     $102 MILLION IN Q1 03 (-42% VS. Q1 02)

New York, New York, May 5, 2003 - Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), reported first quarter 2003 net income of $65.8 million, compared with $54.1 million in the first quarter of 2002, an increase of 21.6%. Operating earnings reached $64.8 million, compared with $57.0 million in the first quarter of 2002, an increase of 13.7%. (The Company has restated operating earnings for the first quarter of 2002 to reflect the definition it adopted in the fourth quarter of 2002. See Non-GAAP Terms below for definitions of operating earnings, adjusted book value and present value originations. Reconciliations of operating earnings to net income and of adjusted book value to book value also appear below.)

Shareholders' equity (book value) was $1.9 billion and adjusted book value (ABV) was $2.8 billion at March 31, 2003. Over the past twelve months, with dividends reinvested, ABV grew 12.7% excluding realized and unrealized capital gains and losses in the investment portfolio and 16.8% including such gains and losses.

First quarter present value (PV) originations were $101.8 million compared with $174.8 million for the same period last year. Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: "Although we may not reach last year's record PV originations in 2003, our modest first quarter results do not represent a significant downward trend in the business but reflect our heightened selectivity in the asset-backed market and normal fluctuations in insured volume quarter-to-quarter in our municipal and international businesses. Given our balanced origination capabilities, we remain optimistic about achieving our objectives for the year."

BUSINESS PRODUCTION

                      GROSS PAR INSURED OF NEW ORIGINATIONS

                              (DOLLARS IN BILLIONS)

                                                                                             THREE MONTHS ENDED
                                                                                                       MARCH 31,
                                                                                              2003         2002
                                                                                           ----------   ----------
U.S Municipal Obligations                                                                  $     10.8   $     11.7
U.S. Asset-Backed Obligations [1]                                                                 2.1         11.4
International Obligations                                                                         0.8          5.1
                                                                                           ----------   ----------
Total [2]                                                                                  $     13.7   $     28.2

[1] U.S. asset-backed amount for the first quarter of 2002 is restated to exclude guaranteed investment contract (GIC) originations.
[2] Excludes amounts relating to FSA-insured GICs issued by the Company's GIC subsidiaries and included in FSA's exposures. The Company's consolidated financial statements reflect these FSA-insured GICs as GIC liabilities instead of as insurance exposure because the GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC) are consolidated with the Company.

                                        2
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                              GROSS PV ORIGINATIONS

                              (DOLLARS IN MILLIONS)

                                                                                              THREE MONTHS ENDED
                                                                                                        MARCH 31,
                                                                                              2003         2002
                                                                                           ----------   ----------
U.S Municipal Obligations [1]                                                              $     64.1   $     75.6
U.S. Asset-Backed Obligations [1][2]                                                             21.4         57.2
International Obligations [1]                                                                    13.3         23.3
Investment Products [3]                                                                           3.0         18.7
                                                                                           ----------   ----------
TOTAL                                                                                      $    101.8   $    174.8

[1] Present value of premiums originated (PV premiums). The discount rate was 5.91% in both periods.
[2] U.S. asset-backed amount for the first quarter of 2002 is restated to exclude GIC originations.
[3] Present value of future net interest margin from GICs issued to municipalities and other market participants. The discount rate was 5.91% in both periods.

MUNICIPAL. For the first quarter, new issue volume in the U.S. municipal bond market reached a record $84.3 billion, and insurance penetration was approximately 54%, similar to that of the first quarter of the prior year. In this environment, FSA insured a par amount of $10.8 billion of U.S. primary and secondary municipal obligations with closing dates in the first quarter of 2003, a decrease of 8.2% from the amount insured in the comparable period of the prior year. FSA's first quarter U.S. municipal PV premiums were $64.1 million, a 15.2% decrease from PV premiums in the first quarter of 2002. These results do not reflect approximately $4 billion of bonds sold with FSA insurance during the first quarter of 2003 but having closing dates in the second quarter, which are expected to contribute more than $24 million of PV premiums in the second quarter. Despite the weakened economic environment, the credit quality of FSA-insured transactions was very high, and widening spreads permitted excellent returns on equity.

ASSET-BACKED. For the first quarter, the Company's U.S. asset-backed par originated was $2.1 billion, compared with $11.4 billion in the first quarter of last year, and asset-backed PV premiums declined 62.6%. The decline in volume reflects FSA's cautious approach to the collateralized debt obligation (CDO) and consumer receivable sectors during a period of economic weakness. The average premium rate increased because of a change in the business mix, with reduced activity in the Super Triple-A CDO business.

INTERNATIONAL. For the first quarter, FSA insured $0.8 billion par of international obligations, generating $13.3 million of PV premiums, versus $5.1 billion of par and $23.3 million of PV premiums in the first quarter of 2002. The average premium rate increased because of a change in the business mix, with FSA insuring more long-term public infrastructure transactions. Complex infrastructure transactions command higher premiums than many other similarly rated obligations. The Company expects a strong year in the international markets, particularly in European public infrastructure finance, where FSA has a strong pipeline of transactions that should close this year. For example, FSA insured L 515 million of bonds in the large London Underground financing in early April.

INVESTMENT PRODUCTS. Investment products consist of guaranteed investment contracts (GICs) issued by the Company's GIC subsidiaries. In the first quarter of 2003, the present value of future net interest margin from the issuance of new GICs was $3.0 million. This business was constrained to no more than 100 holders pending receipt of an exemption from the Investment Company Act, which has now been obtained.

                                        3
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

ANALYSIS OF FINANCIAL RESULTS

                            COMPONENTS OF NET INCOME

                         (AFTER-TAX DOLLARS IN MILLIONS)

                                                                                             THREE MONTHS ENDED
                                                                                                       MARCH 31,
                                                                                              2003         2002
                                                                                           ----------   ----------
Reconciliation of Net Income to Operating Earnings:

Net Income                                                                                 $     65.8   $     54.1

Less mark-to-market of pooled CDS [1]                                                             1.0         (2.9)
                                                                                           ----------   ----------
Operating Earnings [2]                                                                           64.8         57.0
                                                                                           ----------   ----------

Noteworthy Items Included in Operating Earnings:
Refundings, calls or other accelerations [3]                                                      2.1          1.1
Realized capital gains [4]                                                                        0.7          0.8
Equity-based compensation [4]                                                                    (5.9)        (4.8)

(1) This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.
(2) This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amount for the first quarter of 2002 is therefore restated.
(3)  Net of deferred acquisition cost amortization
(4) Excluded from operating earnings under the definition used prior to the fourth quarter of 2002

NET INCOME. For the first quarter, net income increased 21.6% to $65.8 million. Net income was positively affected by mark-to-market adjustments of $1.5 million before taxes and $1.0 million after taxes for pooled credit default swaps (CDS). Under Statement of Financial Accounting Standards No. 133 (SFAS No. 133), the Company marks to market certain CDS transactions based on an estimate of fair value derived from current pricing of insurance premiums in the credit default swap market.

The Company has always included the cost of its equity-based compensation programs in net income.

OPERATING EARNINGS. For the first quarter, operating earnings reached $64.8 million, an increase of 13.7% over the first quarter of 2002. After-tax capital gains represented $0.7 million of operating earnings in 2003, compared with $0.8 million in the comparable period of last year.

GROSS PREMIUMS WRITTEN. First quarter gross premiums written were $129.6 million, down 10.4% from $144.6 million in the comparable period of 2002.

NET PREMIUMS WRITTEN. First quarter net premiums written were $92.2 million, down 3.2% from $95.2 million in the comparable period of 2002.

EARNED PREMIUMS. First quarter net premiums earned totaled $80.1 million, a 14.9% increase from $69.7 million in last year's comparable period. First quarter refundings and prepayments were $4.4 million, compared with $2.3 million in the same period of 2002.

INVESTMENT PORTFOLIO. Net investment income for the first quarter of 2003 was $36.5 million, an increase of 9.4% over last year's first quarter result. The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current interest rate environment. Capital gains were $1.1 million in the first quarters of both 2003 and 2002. The Company's effective tax rate on investment income (excluding the effects of capital gains and losses) was 9.3% for 2003, compared with 11.0% for the prior year.

The Company's investment portfolio totaled $3.2 billion at March 31, 2003, compared with $2.6 billion a year earlier. These amounts exclude the GIC portfolio.

EXPENSES AND RESERVES. For the first quarter, policy acquisition and other operating expenses increased to $29.0 million, or $6.4 million higher than in last year's first quarter. Losses and loss adjustment expenses, net of reinsurance, were $6.3 million in the first quarter of 2003, consisting of additions to the general reserve based on the methodology the Company applies each quarter. As previously disclosed, beginning in the second quarter of 2002, FSA increased the loss factor used in this calculation. In the first quarter of 2002, losses and loss adjustment

                                        4
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003
expenses, net of reinsurance, were $2.9 million, reflecting additions to the general reserve. Additions to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims. The Company monitors its reserves on an ongoing basis and periodically adjusts such reserves, upward or downward, based on the Company's actual loss experience, its mix of business, and economic conditions. At March 31, 2003, FSA's general reserve totaled $91.3 million. During the first quarter of 2003, net transfers from the general reserve to case reserves totaled $4.6 million, primarily for collateralized bond obligations.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release. On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp. and a presentation prepared by Dexia for the European investment community.

NON-GAAP TERMS

Management and investors consider the measures listed and defined below to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for shareholders' equity, net income, revenues, expenses and gross premiums written.

Operating earnings - Net income before the effects of mark-to-market adjustments under SFAS No. 133 for pooled CDS. For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured credit default swaps that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible providing an investment-grade level of protection to the Company. Management considers operating earnings a key measure of normal operating results, as the SFAS No. 133 adjustments for each guaranteed credit default swap are expected to sum to zero over the life of the transaction.

Present value originations (PV originations) - For business originated in a given period, the sum of PV premiums (future installment premiums discounted to their present value plus upfront premiums) and the present value of future net interest margin from investment products, such as guaranteed investment contracts. The Company considers PV originations and PV premiums to be important indicators of a given period's origination activity because a substantial portion of the Company's premiums is collected in installments.

Adjusted book value - Book value plus the after-tax present value of net deferred premium revenue, installment premiums and future net interest margin less deferred expenses. Management and some equity analysts use adjusted book value per common share as a proxy for the Company's intrinsic value, exclusive of franchise value.

               RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE

                              (DOLLARS IN MILLIONS)

                                                                                            MARCH 31,  DECEMBER 31,
                                                                                                 2003         2002
                                                                                           ----------  ------------
Book Value [1]                                                                             $  1,936.6   $  1,868.4

After-tax value of:

  Net deferred premium revenue, net of deferred acquisition cost                                409.4        407.6

  Present value of future installment premiums and
  net interest margin [2]                                                                       419.3        411.3
                                                                                           ----------   ----------
Adjusted Book Value                                                                        $  2,765.3   $  2,687.3
                                                                                           ----------   ----------

[1] Includes the effect of after-tax unrealized gains in the investment portfolio, which was $137.1 million at March 31, 2003 and $134.7 million at December 31, 2002.
[2] The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate for 2003 is 5.91%. The rates were 5.91%, 5.79% and 5.77% for origination years 2002, 2001 and 2000, respectively.

                                        5
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

FORWARD-LOOKING STATEMENTS

The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and
(iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as "believes", "anticipates", "expects", "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;
(iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA's reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company's control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.

                                        6
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                             (Dollars in thousands)

                                                                                               THREE MONTHS ENDED
                                                                                           --------------------------
                                                                                                    MARCH 31,
                                                                                                    ---------
                                                                                              2003            2002
                                                                                           ----------      ----------
REVENUES:

Net premiums written                                                                       $   92.185      $   95,241
                                                                                           ==========      ==========
Net premiums earned                                                                            80,090          69,698
Net investment income                                                                          36,533          33,398
Net realized gains                                                                              1,064           1,083
Guaranteed investment contract net interest income                                              7,172           3,032
Guaranteed investment contract net realized gains                                                 747
Net realized and unrealized losses on
  derivative instruments                                                                         (225)         (8,228)
Other income                                                                                    1,176             146
                                                                                           ----------      ----------
                       TOTAL REVENUES                                                         126,557          99,129
                                                                                           ----------      ----------
EXPENSES:

Losses and loss adjustment expenses                                                             6,300           2,912
Interest expense                                                                                7,086           5,861
Policy acquisition costs                                                                       13,399          12,365
Guaranteed investment contract net interest expense                                             7,313           2,679
Other operating expenses                                                                       15,600          10,263
                                                                                           ----------      ----------
                       TOTAL EXPENSES                                                          49,698          34,080
                                                                                           ----------      ----------
Minority interest                                                                              (2,427)         (2,060)
Equity in earnings of unconsolidated affiliates                                                 9,328           7,044

INCOME BEFORE INCOME TAXES                                                                     83,760          70,033
Provision for income taxes                                                                     17,935          15,913
                                                                                           ----------      ----------
NET INCOME                                                                                     65,825          54,120
                                                                                           ----------      ----------
Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities:
     Holding gains (losses) arising during period                                               2,694          (5,515)
       Less:  reclassification adjustment for gains
       included in net income                                                                     326             776
                                                                                           ----------      ----------
  Other comprehensive income (loss)                                                             2,368          (6,291)
                                                                                           ----------      ----------
COMPREHENSIVE INCOME                                                                       $   68,193      $   47,829
                                                                                           ==========      ==========

                                        7
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                                             MARCH 31,       DECEMBER 31,
                                                                               2003              2002
                                                                           ------------      ------------
                      ASSETS

Bonds at market value (amortized cost of
   $2,708,746 and $2,615,173)                                              $  2,927,233      $  2,829,763
Short-term investments                                                          286,799           375,688
Guaranteed investment contract bond portfolio at market value
   (amortized cost of $1,942,648 and $1,800,106)                              1,965,961         1,827,312
Guaranteed investment contract short-term investment portfolio                                      4,632

TOTAL INVESTMENTS                                                             5,179,993         5,037,395
Cash                                                                             21,940            31,368
Securitized loans                                                               437,355           437,462
Securities purchased under agreements to resell                                 272,000            90,000
Deferred acquisition costs                                                      263,144           253,777
Prepaid reinsurance premiums                                                    558,512           557,659
Reinsurance recoverable on unpaid losses                                         74,984            75,950

Investment in unconsolidated affiliates                                         125,525           115,833
Other assets                                                                    430,062           428,039
                      TOTAL ASSETS                                         $  7,357,515      $  7,027,483
                                                                           ============      ============
LIABILITIES AND MINORITY INTEREST AND
SHAREHOLDERS' EQUITY

Deferred premium revenue                                                   $  1,463,212      $  1,450,211
Losses and loss adjustment expenses                                             227,928           223,618
Guaranteed investment contracts                                               2,592,913         2,449,033
Deferred federal income taxes                                                   129,617           124,310
Securities sold under agreements to repurchase                                   83,433
Ceded reinsurance balances payable                                               46,912            79,870
Notes payable                                                                   430,000           430,000
Deferred compensation                                                            95,104            83,031
Minority interest                                                                55,268            52,841
Payable for securities purchased                                                113,556            10,490
Accrued expenses and other liabilities                                          183,008           255,709
TOTAL LIABILITIES AND MINORITY INTEREST                                       5,420,951         5,159,113
                                                                           ------------      ------------
Common stock (200,000,000 shares authorized;
   33,517,995 issued; par value of $.01 per share)                                  335               335
Additional paid-in capital - common                                             903,494           903,494
Accumulated other comprehensive income
   (net of deferred income taxes of $67,086
   and $66,270)                                                                 137,052           134,683
Accumulated earnings                                                            895,683           829,858
Deferred equity compensation                                                     23,445            23,445
Less treasury stock at cost (297,658 shares held)                               (23,445)          (23,445)
                                                                           ------------      ------------

       TOTAL SHAREHOLDERS' EQUITY                                             1,936,564         1,868,370
                                                                           ------------      ------------

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY           $  7,357,515      $  7,027,483
                                                                           ============      ============

                                        8
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                               EXPENSE ANALYSIS(1)
                             (dollars in thousands)

2003                                                    1ST QTR.        2ND QTR.        3RD QTR.        4TH QTR.         YEAR
Losses and loss adjustment expenses                  $      6,300                                                    $      6,300
Interest                                                    7,085                                                           7,085
Amortization of previously deferred
  underwriting expenses and reinsurance
  commissions                                              13,399                                                          13,399

Gross underwriting and operating expenses                  47,450                                                          47,450

Underwriting expenses deferred                            (31,849)                                                        (31,849)
Reinsurance commissions received, net                      (9,083)                                                         (9,083)
Reinsurance commissions deferred, net                       9,083                                                           9,083
  Other operating expenses                                 15,601                                                          15,601

             TOTAL EXPENSES                          $     42,385                                                    $     42,385

2002                                                   1ST QTR.        2ND QTR.        3RD QTR.        4TH QTR.          YEAR
Losses and loss adjustment expenses                  $      2,912    $     39,207    $      8,876    $     14,618    $     65,613
Interest                                                    5,861           5,881           5,880          10,476          28,098
Amortization of previously deferred
  underwriting expenses and reinsurance
  commissions                                              12,365          13,512          13,292          14,924          54,093

Gross underwriting and operating expenses                  43,083          43,293          46,176          61,555         194,107
Underwriting expenses deferred                            (32,820)        (32,572)        (35,066)        (35,384)       (135,842)
Reinsurance commissions received, net                     (12,690)        (10,589)        (15,619)        (29,566)        (68,464)
Reinsurance commissions deferred, net                      12,690          10,589          15,619          29,566          68,464
  Other operating expenses                                 10,263          10,721          11,110          26,171          58,265

             TOTAL EXPENSES                          $     31,401    $     69,321    $     39,158    $     66,189    $    206,069

  (1) Excludes expenses of guaranteed investment contract business.

                                        9
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                        EFFECT OF INSURED BOND REFUNDINGS
                             (dollars in thousands)

2003                                                   1ST QTR.        2ND QTR.        3RD QTR.        4TH QTR.          YEAR
Earned Premium Recognized                            $      4,397                                                    $      4,397

Less:

    Deferred Acquisition
       Costs Recognized                                     1,220                                                           1,220

Net Effect Before Taxes                                     3,177                                                           3,177

Tax Provision                                               1,112                                                           1,112

Net Income Effect                                           2,065                                                           2,065

2002                                                   1ST QTR.        2ND QTR.        3RD QTR.        4TH QTR.          YEAR
Earned Premium Recognized                            $      2,289    $      7,019    $      6,403    $     12,254    $     27,965

Less:
Deferred Acquisition
       Costs Recognized                                       555           1,432           1,338           1,043           4,368

Net Effect Before Taxes                                     1,734           5,587           5,065          11,211          23,597

Tax Provision                                                 607           1,955           1,773           3,924           8,259

Net Income Effect                                           1,127           3,632           3,292           7,287          15,338

                                       10
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                      ANNUAL FINANCIAL AND STATISTICAL DATA
                  (dollars in thousands, except per share data)

                                                                                   YEARS ENDED DECEMBER 31
                                                     ----------------------------------------------------------------------------
                                                             2002            2001            2000            1999           1998*
INCOME STATEMENT

Gross premiums written                               $    803,701    $    485,570    $    372,325    $    362,671    $    319,266
Net premiums written                                      532,747         319,638         218,138         230,435         219,853
Net premiums earned                                       314,880         230,999         192,149         174,959         137,927
Net investment income                                     139,120         128,921         121,144          94,723          78,823
Guaranteed investment contract, net                         8,411            (235)
Losses and loss adjustment expenses                        65,613          12,497           9,403           8,829           3,949
Income before income taxes                                216,179         269,477          67,401         163,978         157,251
Net Income                                                181,075         209,496          63,283         125,405         115,356

SELECTED FINANCIAL STATISTICS

GAAP BASIS(1)

Loss ratio (%)                                               20.8             5.3             4.9             5.0             2.9
Expense ratio (%)                                            31.9            36.0            57.6            41.7            46.4
Combined ratio (%)                                           52.7            41.3            62.5            46.7            49.3

SAP BASIS(1)

Loss ratio (%)                                               15.1             4.0            (0.5)            0.3            (7.4)
Expense ratio (%)                                            22.5            38.9            61.8            21.5            26.9
Combined ratio (%)                                           37.6            42.9            61.3            24.5            19.5

BALANCE SHEET

Total investments                                    $  5,037,626    $  3,214,097    $  2,234,851    $  2,140,022    $  1,874,837
Prepaid reinsurance premiums                              557,659         420,798         354,117         285,105         217,096
Total assets                                            7,051,637       4,308,854       3,148,694       2,905,644       2,452,266
Deferred premium revenue                                1,450,211       1,090,332         936,826         844,146         721,699
Notes payable                                             430,000         330,000         230,000         230,000         230,000
Total liabilities                                       5,183,267       2,672,896       1,682,961       1,652,960       1,386,130
Shareholders' equity                                    1,868,370       1,635,958       1,465,733       1,251,984       1,065,436

SELECTED FINANCIAL STATISTICS(1)

Gross insurance in force                             $512,232,953    $422,296,318    $321,753,871    $271,964,391    $216,564,000
Net insurance in force                                365,256,111     300,637,067     225,426,403     195,571,240     159,995,000
Qualified statutory capital                             1,876,117       1,593,570       1,436,681       1,320,082       1,037,710
Policyholders' leverage ratio                               195:1           189:1           157:1           148:1           154:1

   1) These ratios and statistics relate solely to FSA. The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned. The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.
   2)  Includes $105,541 of merger related costs.
   *1998 results have been restated to show effect of accounting change for forward share purchase agreements.

                                       11
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                   STATUTORY ANALYTICS & INVESTMENT PORTFOLIO
                                 MARCH 31, 2003
                             (dollars in thousands)

                                                                  1ST QTR.   YEAR-TO-DATE    FULL YEAR
STATUTORY ANALYTICS                                                 2003         2003           2002
  Loss Ratio(1)                                                     6.6%            6.6%          15.1%
  Expense Ratio(1)                                                 41.0%           41.0%          22.5%
  Combined Ratio(1)                                                47.6%           47.6%          37.6%

                                                                                  3/31/03       12/31/02
Contingency Reserve                                                               748,853        691,955
Capital and Surplus                                                             1,183,794      1,184,162
  Qualified Statutory Capital                                                   1,932,647      1,876,117
Unearned Premium Reserve                                                        1,077,095      1,055,340
Loss and Loss Adjustment Expenses                                                  61,633         58,012
  Policyholders' Capital and Reserves                                           3,071,375      2,989,469
Net Present Value of Installment Premiums                                         601,641        589,654
Third-Party Capital Support                                                       240,000        240,000
  Total Claims-Paying Resources                                                 3,913,016      3,819,123
Net insurance in force (principal & interest)                               $ 371,988,924  $ 365,256,111

Policyholders' leverage (risk-to-capital ratio)(2)                                  192:1          194:1

Claims-paying ratio(3)                                                               95:1           96:1

   1) Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.
   2) Policyholders' leverage ratio is net insurance in force divided by qualified statutory capital.
   3) Claims-paying ratio is net insurance in force divided by claims-paying resources.

INVESTMENT PORTFOLIO(1)

                                                                       % OF
TYPE OF SECURITY                      AMORTIZED        MARKET       AMORTIZED    YIELD(2)    ANNUALIZED
                                         COST          VALUE           COST                    INCOME(3)
Long-term bonds:
Tax-exempt                           $ 2,098,862    $ 2,288,935       70.0%       5.39%      $ 113,095
Taxable                                  609,884        638,298       20.4%       5.26%         32,110
Short-term                               286,799        286,799        9.6%       1.30%          2,285

TOTAL                                $ 2,995,545    $ 3,214,032      100.0%       5.11%      $ 147,490

                                                                                       QUALITY
                                                       % OF                         DISTRIBUTION
                                      AMORTIZED      AMORTIZED                   OF LONG-TERM FIXED
MATURITY                                COST           COST                      INCOME INVESTMENTS
Within 1 Year                        $   287,799            9.6%                  AAA         76.1%
1 to 5 Years                             179,976            6.0%                   AA         20.1%
5 to 10 Years                            304,658           10.2%                    A          3.8%
10 or more Years                       1,903,311           63.5%                   NR          0.0%
                                                                                             ------
Mortgage-backed Securities               236,652            7.9%                             100.0%
Asset-backed Securities                   83,149            2.8%

TOTAL                                $ 2,995,545          100.0%

   1)  Excludes portfolio related to municipal investment agreements.
   2) Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $111.1 million.
   3)  Before taxes if applicable; based on indicated yields.

                                       12
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                       MUNICIPAL NEW-ISSUE MARKET DATA(1)
                              (dollars in billions)

                                PAR VALUE                          FSA MARKET SHARE(2)
                        -------------------------    PERCENT    -------------------------
                         ISSUED          INSURED     INSURED     AMOUNT          PERCENT
1st Qtr. 2003              84.3            45.2       53.6%       13.1            29.0%

4th Qtr. 2002             105.5            50.0       47.4%       13.0            26.0%
3rd                        87.2            42.7       49.0%       10.5            24.6%
2nd                        98.2            48.0       48.9%       12.4            25.8%
1st                        68.2            36.7       53.8%       11.6            31.6%

2002                      359.1           177.4       49.4%       47.5            26.8%
2001                      286.6           132.5       46.2%       36.3            27.4%
2000                      200.7            79.5       39.6%       19.5            24.5%
1999                      227.4           105.3       46.3%       24.2            23.0%
1998                      286.7           145.5       50.7%       32.0            22.1%
1997                      220.5           107.5       48.8%       16.2            15.1%
1996                      185.0            85.7       46.3%       11.2            13.1%
1995                      160.0            68.5       42.8%        3.3             4.8%
1994                      165.0            61.5       37.3%        2.7             4.4%
1993                      292.2           107.9       36.9%        7.5             7.0%
1992                      234.7            80.8       34.4%        4.8             5.9%
1991                      172.4            51.9       30.1%        2.8             5.4%

   1) FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company. Data is subject to revision as additional information becomes available.

   2) Share of insured bond market. FSA volume for 1993 through 2003 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement. Excludes secondary-market and non-U.S. transactions.

                                       13
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

               GROSS PAR VALUE AND PRESENT VALUE ORIGINATED BY FSA
                              (dollars in millions)

                                                                1ST QUARTER         YEAR-TO-DATE
                                                            ---------------------------------------
                                                              2003        2002      2003       2002
MUNICIPAL

Gross Par Value Insured                                     11,098      11,911    11,098     11,911
Gross Premiums Written
   Up-Front                                                   56.6        76.2      56.6       76.2
   Installments(1)                                             5.6         2.2       5.6        2.2
              Total Gross Premiums                            62.2        78.4      62.2       78.4

GROSS PRESENT VALUE OF PREMIUMS WRITTEN(2)                    72.9        80.8      72.9       80.8

ASSET-BACKED
Gross Par Value Insured                                      2,534      16,354     2,534     16,354
Gross Premiums Written
   Up-Front                                                    0.4         3.7       0.4        3.7
   Installments(1)                                            67.0        62.5      67.0       62.5
              Total Gross Premiums                            67.4        66.2      67.4       66.2

GROSS PRESENT VALUE OF PREMIUMS WRITTEN(2)                    25.9        75.3      25.9       75.3

ASSET MANAGEMENT
Gross Par Value Insured                                        327         243       327        243
Gross Net Interest Margin Written
   Up-Front                                                    0.0         0.0       0.0        0.0
   Installments                                                0.0         0.0       0.0        0.0
            Total Gross Net Interest Margin                    0.0         0.0       0.0        0.0

GROSS PRESENT VALUE OF NET INTEREST MARGIN(3)                  3.0        18.7       3.0       18.7

TOTAL ORIGINATIONS WRITTEN
Gross Par Value Insured                                     13,959      28,508    13,959     28,508
Gross Originations Written
   Up-Front                                                   57.0        79.9      57.0       79.9
   Installments                                               72.6        64.7      72.6       64.7
              Total Gross Originations                       129.6       144.6     129.6      144.6

GROSS PRESENT VALUE OF ORIGINATIONS                          101.8       174.8     101.8      174.8

   1) Installments are the periodic premium payments received by FSA for business written in current and prior years.
   2) The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written. Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2003 is 5.91% per annum and in 2002 is 5.91% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written. However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management's estimate if the insured obligation remains outstanding for a period that is different from that estimated by management. If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced. Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.
   3) The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates. The discount rate is the same as used for premiums (SEE FOOTNOTE 2).

                                       14
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                            INSURED PORTFOLIO PROFILE
                                    PAR VALUE
                              (dollars in millions)

                                                                                                        OUTSTANDING AS OF
                                                                INSURED IN 2003                          MARCH 31, 2003
                                                                                                     -----------------------
                                               GROSS                         NET                        NET
                                              AMOUNT            %          AMOUNT            %         AMOUNT            %
MUNICIPAL OBLIGATIONS
DOMESTIC
 General obligation bonds                     $  4,693           42.3      $  3,908         42.2     $  55,655          38.6
 Tax-supported bonds                             2,674           24.1         2,074         22.4        28,856          20.0
 Municipal utility revenue bonds                 1,594           14.4         1,379         14.9        24,459          17.0
 Health care revenue bonds                          55            0.5            52          0.5         5,928           4.1
 Housing revenue bonds                             953            8.6           917          9.9         6,745           4.7
 Transportation revenue bonds                      584            5.2           507          5.5         8,184           5.7
 Other municipal bonds                             217            1.9           209          2.2         9,318           6.5
                                            --------------------------------------------------------------------------------
     Subtotal                                   10,770           97.0         9,046         97.6       139,145          96.6
INTERNATIONAL                                      328            3.0           219          2.4         4,845           3.4
     TOTAL MUNICIPAL OBLIGATIONS              $ 11,098          100.0         9,265        100.0       143,990         100.0

GEOGRAPHIC DISTRIBUTION
 California                                   $  2,176           19.6      $  1,577         17.0     $  20,771          14.4
 New York                                        1,281           11.5         1,052         11.4        13,797           9.6
 Texas                                           1,111           10.0           981         10.6        10,828           7.5
 Pennsylvania                                      379            3.4           370          4.0         8,667           6.0
 Florida                                           854            7.7           718          7.7         8,209           5.7
 Illinois                                          268            2.4           259          2.8         6,969           4.8
 New Jersey                                      1,548           14.0         1,263         13.6         7,470           5.2
 Washington                                         83            0.7            79          0.8         5,083           3.5
 Massachusetts                                     569            5.1           545          5.9         4,560           3.2
 Michigan                                           67            0.6            65          0.7         3,859           2.7
 Wisconsin                                          63            0.6            62          0.7         3,496           2.4
 All Other U.S. Jurisdictions                    2,371           21.4         2,075         22.4        45,436          31.6
 INTERNATIONAL                                     328            3.0           219          2.4         4,845           3.4
     TOTAL MUNICIPAL OBLIGATIONS              $ 11,098          100.0      $  9,265        100.0     $ 143,990         100.0

ASSET-BACKED OBLIGATIONS
DOMESTIC
 Residential mortgages                        $  1,453           50.8      $  1,293         54.2     $  19,963          16.0
 Consumer receivables                              175            6.1           145          6.1        16,580          13.3
 Pooled corporate obligations                      230            8.0           102          4.3        48,611          39.0
 Investor-owned utility obligations                  -            0.0             -          0.0           463           0.4
 Other asset-backed obligations                    555           19.4           492         20.6         5,521           4.4
                                            --------------------------------------------------------------------------------
     Subtotal                                    2,413           84.3         2,032         85.2        91,138          73.1
INTERNATIONAL                                      448           15.7           354         14.8        33,547          26.9
     TOTAL ASSET-BACKED OBLIGATIONS              2,861          100.0      $  2,386        100.0     $ 124,685         100.0

TOTAL PORTFOLIO                               $ 13,959                     $ 11,651                  $ 268,675

                                                            RATING(1)                  PERCENT OF PORTFOLIO
                                                               AAA                             26.3
    DISTRIBUTION OF INSURED PORTFOLIO                          AA                              26.0
             BY RATING AS OF                                    A                              34.3
             MARCH 31, 2003                                    BBB                             12.4
                                                              Other                             1.0
                                                                                             ------
                                                                                              100.0

1)  Based upon internal FSA ratings.

                                       15
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                         25 LARGEST MUNICIPAL EXPOSURES
                              AS OF MARCH 31, 2003
                              (dollars in millions)

                                                          NET PAR          % OF TOTAL
OBLIGOR                                                 OUTSTANDING    NET PAR OUTSTANDING
--------------------------------------------------------------------------------------------
California Housing Finance Agency                         $  1,406            .52%
Commonwealth of Massachusetts G.O.                             856            .32%
Clark County School District G.O., NV                          848            .32%
The City of New York G.O., NY                                  825            .31%
State of Washington G.O.                                       767            .29%
State of Illinois G.O.                                         758            .28%
Long Island Power Authority, NY                                754            .28%
New Jersey Transportation Trust Fund Authority                 744            .28%
State of California G.O.                                       726            .27%
New York Local GAC (Sales Tax)                                 702            .26%
State of Hawaii G.O.                                           693            .26%
Metropolitan Transit Authority, NY                             672            .25%
Los Angeles USD CA - GO Bonds                                  660            .25%
State of Connecticut Special Tax                               659            .25%
Puerto Rico Electric Power Authority                           629            .23%
Metropolitan Transit Authority, NY Dedicated Tax               622            .23%
New Jersey Pension Obligations                                 609            .23%
Port Authority of New York and New Jersey
  Consolidated Bonds                                           592            .22%
City of Houston, TX Water & Sewer System                       578            .22%
Florida Public Education (Gross Receipts)                      568            .21%
City of Houston, TX Airport System                             550            .20%
New York City Municipal Water Finance Authority, NY            537            .20%
Miami-Dade County, Florida, Aviation Revenue
  Bonds, Miami Int'l Airport                                   534            .20%
District of Columbia G.O                                       531            .20%
New Jersey Housing & Mortgage Finance Agency                   518            .19%

TOTAL                                                     $ 17,339           6.45%
                                                          ========           =====

                                       16
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                        25 LARGEST ASSET-BACKED EXPOSURES
                              AS OF MARCH 31, 2003
                              (dollars in millions)

                                                          NET PAR          % OF TOTAL
OBLIGOR                                                 OUTSTANDING    NET PAR OUTSTANDING
--------------------------------------------------------------------------------------------
International Super AAA Synthetic CDO                     $  2,444            .91%
International AAA Synthetic CDO                              1,965            .73%
International Synthetic CDO                                  1,903            .71%
International Super AAA Synthetic CDO                        1,703            .63%
U.S. AAA Synthetic CDO                                       1,653            .62%
U.S. AAA Synthetic CDO                                       1,588            .59%
U.S. AAA Synthetic CDO                                       1,584            .59%
International Synthetic CDO                                  1,404            .52%
International Synthetic CDO                                  1,394            .52%
International Super AAA Synthetic CDO                        1,356            .50%
US Super AAA Synthetic CDO                                   1,320            .49%
WFS Financial 2002-2 Owner Trust                             1,304            .49%
International Super AAA Synthetic CDO                        1,296            .48%
International Super AAA Synthetic CDO                        1,288            .48%
International Super AAA Synthetic CDO                        1,250            .47%
WFS Financial 2002-4 Owner Trust                             1,213            .45%
WFS Financial 2002-1 Owner Trust                             1,171            .44%
International Super AAA Synthetic CDO                        1,120            .42%
International Synthetic CDO                                    988            .37%
International Super AAA Synthetic CDO                          956            .36%
AmeriCredit 2001-D                                             954            .36%
EQCC Trust 2001-2 Class A-1                                    951            .35%
US Super AAA Synthetic CDO                                     930            .35%
International Super AAA Synthetic CDO                          912            .34%
EQCC Trust 2001-2 Class A-7                                    910            .34%

TOTAL                                                       33,555          12.49%
                                                          ========          ======

   1) "International Synthetic CDO" denotes a CDO with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are original FSA internal ratings expressed in industry terms.

                                       17
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                     ASSET-BACKED DEBT SERVICE AND PREMIUMS
                              (dollars in millions)

DEBT SERVICE
(PRINCIPAL AND INTEREST)

                                    INSURED DEBT SERVICE                    PORTFOLIO       ENDING NET
                              GROSS          CEDED           NET           RUN OFF(1)      OUTSTANDING
  1st Qtr. 2003            $  4,501       $  1,150      $  3,351           $  (6,757)        $ 138,279

  4th Qtr. 2002               7,638          2,554         5,084              (6,791)          141,685
  3rd                        12,631          3,008         9,623              (7,434)          143,392
  2nd                        15,428          2,779        12,649              (6,450)          141,203
  1st                        18,432          2,241        16,191              (8,491)          135,004

  2002                       54,129         10,582        43,547             (29,166)          141,685
  2001                       75,404         10,681        64,723             (19,807)          127,304
  2000                       44,714          8,181        36,533             (19,031)           82,388
  1999                       41,694          8,904        32,790             (15,574)           64,886
  1998                       28,258          3,584        24,674             (13,108)           47,670

PREMIUMS (GAAP BASIS)

                                                                       ENDING NET      ENDING
                                     WRITTEN PREMIUM                    UNEARNED       NET PV
                           GROSS           CEDED           NET          PREMIUM        PREMIUM         TOTAL
  1st Qtr. 2003          $  67.4          $ 20.0       $  47.4          $  88.6        $ 522.6       $ 611.2

  4th Qtr. 2002             84.2            25.2          59.0             93.5          520.1         613.6
  3rd                       76.9            21.2          55.7            100.0          528.9         628.9
  2nd                       70.8            18.3          52.5             98.4          543.2         641.6
  1st                       66.1            17.6          48.5            105.3          550.1         655.4

  2002                     298.0            82.3         215.7             93.5          520.1         613.6
  2001                     254.8            86.8         168.0            105.2          510.2         615.4
  2000                     202.6            68.0         134.6             98.4          352.3         450.7
  1999                     160.9            45.0         115.9             93.4          301.7         395.1
  1998                      96.4            28.5          67.9             72.2          189.2         261.4

1) Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs

                                       18
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                       MUNICIPAL DEBT SERVICE AND PREMIUMS
                              (dollars in millions)

DEBT SERVICE
(PRINCIPAL AND INTEREST)

                                              INSURED DEBT SERVICE                        PORTFOLIO         ENDING NET
                                     GROSS            CEDED               NET             RUN OFF(1)       OUTSTANDING
  1st Qtr. 2003                   $ 18,477         $  3,277          $ 15,200            $  (5,061)          $ 233,710

  4th Qtr. 2002                     25,295            7,209            18,086               (3,928)            223,571
  3rd                               23,699            6,490            17,209               (5,200)            209,413
  2nd                               23,287            6,366            16,921               (3,502)            197,404
  1st                               20,671            6,983            13,688               (3,036)            183,985

  2002                              92,952           27,048            65,904              (15,666)            223,571
  2001                              64,821           20,431            44,390              (14,095)            173,333
  2000                              40,542           16,456            24,086              (11,733)            143,038
  1999                              45,749           15,088            30,661              (12,301)            130,685
  1998                              60,194           19,127            41,222              (10,223)            112,325

PREMIUMS (GAAP BASIS)

                                                                              ENDING NET     ENDING
                                           WRITTEN PREMIUM                      UNEARNED     NET PV
                                 GROSS         CEDED        NET                  PREMIUM     PREMIUM           TOTAL
  1st Qtr. 2003                $  62.2       $  17.4     $  44.8              $ 816.1        $ 79.0         $ 895.1

  4th Qtr. 2002                  192.1          84.8       107.3                799.0          69.6           868.6
  3rd                            138.3          44.7        93.6                714.7          67.7           782.4
  2nd                            100.0          27.3        72.7                646.1          59.3           705.4
  1st                             78.5          31.8        46.7                588.6          47.9           636.5

  2002                           508.9         188.6       320.3                799.0          69.6           868.6
  2001                           230.8          79.2       151.6                564.3          46.2           610.5
  2000                           169.7          86.2        83.5                484.3          42.0           526.3
  1999                           201.8          87.3       114.5                465.7          38.0           503.7
  1998                           222.9          70.9       152.0                432.4          44.0           476.4

   1) Includes decreases due to prepayments and increases due to accretions or higher outstandings under variable programs.

                                       19
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                   ASSET-BACKED NET DEBT SERVICE AND PREMIUMS
                        AMORTIZATIONS AND ENDING BALANCES
                              AS OF MARCH 31, 2003
                              (dollars in millions)

NET DEBT SERVICE

                                     SCHEDULED
                                    AMORTIZATION              OUTSTANDING
1st Qtr. 2003                                                  $ 138,279
2nd                                  $   7,310                   130,969
3rd                                      5,072                   125,897
4th                                      5,538                   120,359

2004                                    24,077                    96,282
2005                                    21,127                    75,155
2006                                    29,396                    45,759
2007                                    20,788                    24,971

2008-2012                               20,097                     4,874
2013-2017                                2,755                     2,119
2018-2022                                1,067                     1,052
2023+                                    1,052
                TOTAL                $ 138,279

NET PREMIUMS

                                              SCHEDULED PREMIUM EARNINGS
                                         FROM
                                        UNEARNED
                      UNEARNED          PREMIUM          FROM
                      PREMIUMS        AMORTIZATION   INSTALLMENTS       TOTAL
1st Qtr. 2003         $  88.6
2nd                      67.0           $  21.6         $  28.2        $  49.8
3rd                      62.1               4.9            41.5           46.4
4th                      58.5               3.6            40.4           44.0

2004                     46.7              11.8           127.2          139.0
2005                     38.3               8.4            94.2          102.6
2006                     31.2               7.1            71.8           78.9
2007                     25.4               5.8            41.9           47.7

2008-2012                 4.4              21.0            93.4          114.4
2013-2017                 1.0               3.4            36.4           39.8
2018-2022                 0.4               0.6            17.6           18.2
2023 +                                      0.4            14.6           15.0
              TOTAL                     $  88.6         $ 607.2        $ 695.8

                                       20
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                     MUNICIPAL NET DEBT SERVICE AND PREMIUMS
                        AMORTIZATIONS AND ENDING BALANCES
                              AS OF MARCH 31, 2003
                              (dollars in millions)

NET DEBT SERVICE

                                     SCHEDULED
                                    AMORTIZATION              OUTSTANDING
1st Qtr. 2003                                                  $ 233,710
2nd                                  $   3,002                   230,708
3rd                                      3,185                   227,523
4th                                      3,042                   224,481

2004                                    12,198                   212,283
2005                                    12,732                   199,551
2006                                    12,266                   187,285
2007                                    12,514                   174,771

2008-2012                               60,376                   114,395
2013-2017                               47,999                    66,396
2018-2022                               34,115                    32,281
2023+                                   32,281
            TOTAL                    $ 233,710

NET PREMIUMS

                                              SCHEDULED PREMIUM EARNINGS
                                         FROM
                                        UNEARNED
                      UNEARNED          PREMIUM          FROM
                      PREMIUMS       AMORTIZATION    INSTALLMENTS       TOTAL
1st Qtr. 2003         $ 816.1
2nd                     793.6           $  22.5         $   1.0        $  23.5
3rd                     773.0              20.6             2.1           22.7
4th                     753.1              19.9             2.3           22.2

2004                    678.9              74.2             9.0           83.2
2005                    611.0              67.9             8.6           76.5
2006                    548.8              62.2             8.5           70.7
2007                    491.6              57.2             8.0           65.2

2008-2012               270.0             221.6            33.8          255.4
2013-2017               132.8             137.2            25.5          162.7
2018-2022                54.4              78.4            17.5           95.9
2023+                                      54.4            18.0           72.4
    TOTAL                               $ 816.1         $ 134.3        $ 950.4

                                       21
Quarterly Operating       FINANCIAL SECURITY ASSURANCE
    Supplement                     HOLDINGS LTD.                 March 31, 2003

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.


                   CORPORATE HEADQUARTERS

                             Financial Security Assurance Holdings Ltd.
                             350 Park Avenue
                             New York, New York  10022
                             (1)(212) 826-0100


                   INVESTOR RELATIONS CONTACT

                             Robert S. Tucker
                             Director, Investor Relations
                             (1)(212) 339-0861
                             rtucker@fsa.com


                   CORPORATE COMMUNICATIONS CONTACT

                             Betsy Castenir
                             Managing Director
                             (1)(212) 339-3424
                             bcastenir@fsa.com


                   INTERNET

                             This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.


FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
QUARTERLY OPERATING SUPPLEMENT
MARCH 31, 2003